SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): January 25, 1999

                            DUKE CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                         0-23977                  51-0282142
(State of other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation)                                             Identification No.)


422 South Church Street
Charlotte, North Carolina                                      28202-1904
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code: 704-594-6200

Item 5. Other Events.

        Duke Energy Corporation and CMS Energy Corporation have received requests for additional information ("Second Requests") from the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR") relating to Duke's sale to CMS of the stock of Panhandle Eastern Pipe Line Company, Trunkline Gas Company, two storage subsidiaries and Trunkline LNG Company (collectively, the "Panhandle Companies"). The Panhandle Companies are indirect subsidiaries of the registrant. Duke and CMS are in the process of complying with the Second Request and providing other information to the staff of the FTC. Currently, Duke believes that it will be able to comply substantially with the Second Request in February and that this will enable the HSR waiting period to expire in time to permit a closing of the acquisition in the first quarter of 1999. Duke is seeking to resolve open issues with the FTC's staff which would allow an early termination by the FTC of the waiting period, either before or after compliance with the Second Request. While Duke knows of no valid basis for the FTC to take action opposing the acquisition, Duke cannot give any assurance with respect to the action of the FTC under HSR or its timing.

                                    SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUKE CAPITAL CORPORATION
                                                (registrant)




                                          By:   ________________________
                                                Richard J. Osborne
                                                Vice President
                                                and Chief Financial Officer

Dated:  January 25, 1999